For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: jkelley@abinc.com
                                                 HOLD FOR RELEASE:
                                                 6:30 P.M. EASTERN DAYLIGHT TIME
                                                 Thursday, October 27, 2005

         A&B REPORTS 3rd QUARTER 2005 NET INCOME OF $35.5 MILLION
         --------------------------------------------------------
     Net Income 43% Higher In 3rd Quarter, 25% Higher In Year-To-Date

         Honolulu (October 27, 2005)--Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported that net income for the third quarter of 2005 was $35,500,000, or $0.81 per fully diluted share. Net income in the third quarter of 2004 was $24,800,000, or $0.58 per fully diluted share. Revenue in the third quarter of 2005 was $451,800,000, compared with revenue of $381,200,000 in the third quarter of 2004.

         Net income for the first nine months of 2005 was $102,600,000, or $2.33 per fully diluted share. Net income in the first nine months of 2004 was $82,000,000, or $1.91 per fully diluted share. Revenue in the first nine months of 2005 was $1,208,500,000, compared with revenue of $1,096,800,000 in the first nine months of 2004.

COMMENTS ON QUARTER & OUTLOOK

         "With this quarter's contribution, the company is on track for an outstanding 2005," said Allen Doane, president and chief executive officer of A&B. "The Transportation segments had a 14 percent year-over-year increase in operating profit and Real Estate's total operating profit more than doubled. Even without a one-time $5.2 million insurance gain in real estate, the quarter was a good one for A&B Properties. As expected, the Food Products results were down, based on lower production of sugar and coffee.

         "The third quarter also was marked by buyers' first response to the 352 unit Keola La'i condominium in downtown Honolulu, where about 210 of the 225 market-priced units released for sale already have non-binding commitments. A&B was selected over three other finalists as the potential developer of Kakaako Makai, a prime 36-acre Honolulu waterfront site for public, retail and residential uses. A&B Properties also received final zoning approval for Haliimaile, a 63-acre site in upcountry Maui, which will be developed as single-family lots and we are awaiting approval of construction plans for 60 single-family homes and 75 condominium units at Port Allen on Kauai. During the quarter, we also acquired a prime shopping center in Kailua-Kona, on the Big Island. Along with the existing center, we acquired the option to purchase an adjoining, vacant 22-acre development site where we have preliminary plans for a 240,000 square-foot office and retail complex.

         "At Matson, continuing above-norm profit margins reflect a combination of higher cargo demand and pricing, operating benefits of new vessels in the fleet and a successful response to a new competitor in the Hawaii auto shipping business. At this point, Matson continues to operate a ninth vessel in its Hawaii service to accommodate cargo.

         "Looking ahead, some of Matson's Guam-China startup costs are now beginning to be felt on the P&L and infrastructure spending for the new service has commenced. Matson has been enjoying what might be characterized by `smooth seas', but we are mindful of the recent sharp hikes in energy costs and the widespread effects they will have on operating costs.

         "Those factors notwithstanding, 2005 should be an outstanding year for A&B."

TRANSPORTATION--OCEAN TRANSPORTATION

--------------------------------------------------------------------------------
                                             Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005               2004         Change
--------------------------------------------------------------------------------
  Revenue                           $ 227.5            $ 215.0           6%
  Operating Profit                  $ $36.8            $  33.0          12%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers                  45,200             43,600           4%
  Hawaii Automobiles                 32,000             32,400         - 1%
  Guam Containers                     4,300              4,400         - 2%
--------------------------------------------------------------------------------

         Third quarter 2005 Ocean Transportation revenue of $227.5 million was $12.5 million, or 6 percent, higher than the third quarter of 2004. This increase was primarily the result of higher Hawaii cargo volume, increases in the fuel surcharge necessitated by higher fuel prices, improved yields and cargo mix. Total Hawaii container volume was four percent higher than the third quarter of 2004, reflecting continuing economic growth in the state. Total Hawaii automobile volume was 1 percent lower.

         Third quarter 2005 Ocean Transportation operating profit of $36.8 million was $3.8 million, or 12 percent, higher than the third quarter of 2004. This increase was primarily the result of continuing good performance at SSA Terminals, LLC (SSAT), a stevedoring and terminal operating company of which Matson is a minority partner; favorable yields and mix in all services, lower vessel operating costs and higher cargo volumes. The contribution from these factors was offset, in part, by substantially higher fuel oil costs.

         Matson's operating profit margin in the third quarter was 16.2 percent. Although operations were strong, a portion of this higher-than-normal margin was again due to SSAT's results. SSAT income is included in operating profit, but not in revenue, so it raises profit margins disproportionately.

--------------------------------------------------------------------------------
                                       Nine months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005               2004         Change
--------------------------------------------------------------------------------
  Revenue                            $ 654.7           $ 619.6           6%
  Operating Profit                   $ 105.2           $  83.0          27%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers                 130,800            123,700           6%
  Hawaii Automobiles                110,900            110,300           1%
  Guam Containers                    12,500             13,200         - 5%
--------------------------------------------------------------------------------

         Nine months 2005 Ocean Transportation revenue of $654.7 million was $35.1 million, or 6 percent, higher than the first nine months of 2004. This increase was primarily the result of higher Hawaii cargo volume, increases in the fuel surcharge and improved yields and cargo mix in all services. Total Hawaii container volume was 6 percent higher than the first nine months of 2004. Total Hawaii automobile volume was 1 percent higher.

         Nine months 2005 Ocean Transportation operating profit of $105.2 million was $22.2 million, or 27 percent, higher than the first nine months of 2004. This increase was primarily the result of higher Hawaii cargo volume, higher earnings from SSAT, improved Hawaii and Guam yields and cargo mix, and lower vessel operating expenses.

TRANSPORTATION--LOGISTICS SERVICES

--------------------------------------------------------------------------------
                                          Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005               2004         Change
--------------------------------------------------------------------------------
  Revenue                           $ 108.5             $ 99.5           9%
  Operating Profit                  $   3.5             $  2.2          59%
--------------------------------------------------------------------------------

         Third quarter 2005 Logistics Services revenue of $108.5 million was $9.0 million, or 9 percent, higher than the third quarter of 2004. Revenue was higher, with strength in highway volumes offset by declines in domestic and international intermodal rail volumes. Yields were higher in all lines.

         Third quarter 2005 Logistics Services operating profit of $3.5 million was $1.3 million, or 59 percent, higher than in the comparable period last year. Gross margins were higher in all lines, offset, in part, by higher G&A and other normal operating expenses.

         The operating profit margin for Logistics Services business remained at a relatively high 3.2 percent in the third quarter of 2005, compared with 2.2 percent for the third quarter of 2004 and the previous record high of 3.4 percent in the second quarter of 2005. The continuing good performance was due to a growing portion of higher-margin highway business in the total, and increasing economies of scale.

--------------------------------------------------------------------------------
                                        Nine Months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005               2004         Change
--------------------------------------------------------------------------------
  Revenue                           $ 311.2            $ 267.1          17%
  Operating Profit                  $  10.1            $   5.8          74%
--------------------------------------------------------------------------------

         Nine months 2005 Logistics Services revenue of $311.2 million was $44.1 million, or 17 percent, higher than the first nine months of 2004. Revenue was higher, with strength in highway volumes offset by declines in domestic and international intermodal rail volumes, and higher yields.

         Nine months 2005 Logistics Services operating profit of $10.1 million was $4.3 million, or 74 percent, higher than in the comparable period last year. Similar to the quarter, gross margins were higher in all lines offset, in part, by higher normal operating expenses.

REAL ESTATE--LEASING

--------------------------------------------------------------------------------
                                           Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005               2004         Change
--------------------------------------------------------------------------------
  Revenue                            $ 23.3             $ 20.9          11%
  Operating Profit                   $ 11.4             $ 10.1          13%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                               94%                95%        - 1%
  Hawaii                                 93%                90%          3%
--------------------------------------------------------------------------------
Leasable Space (Million sq. ft.)
--------------------------------------------------------------------------------
  Mainland                              3.5                3.7         - 5%
  Hawaii                                1.7                1.7           --
--------------------------------------------------------------------------------


         Third quarter 2005 Property Leasing revenue (before removing amounts treated as discontinued operations) of $23.3 million was $2.4 million, or 11 percent, higher than the third quarter of 2004. Property Leasing operating profit of $11.4 million was $1.3 million, or 13 percent, higher. The improved revenue and operating profit resulted primarily from property acquisitions and higher Hawaii occupancy rates.

         Comparing the periods, leasable area declined slightly. On the Mainland, two leased properties were sold during the first quarter and one acquired during the second. In Hawaii, one property, a ground leased retail site in Honolulu, was acquired during the first quarter.

--------------------------------------------------------------------------------
                                       Nine months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2005               2004        Change
--------------------------------------------------------------------------------
  Revenue                            $ 66.6             $ 62.1           7%
  Operating Profit                   $ 32.6             $ 28.8          13%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                               95%                94%          1%
  Hawaii                                 92%                90%          2%
--------------------------------------------------------------------------------

         Nine months 2005 Property Leasing revenue (before removing amounts treated as discontinued operations) of $66.6 million was $4.5 million, or 7 percent, higher than the first nine months of 2004. Property Leasing operating profit of $32.6 million was $3.8 million, or 13 percent, higher. The improved revenue and operating profit resulted from property acquisitions and higher occupancies.

REAL ESTATE--SALES

--------------------------------------------------------------------------------
                                           Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005                 2004       Change
--------------------------------------------------------------------------------
  Revenue                            $ 61.7              $ 11.6        5.3X
  Operating Profit                   $ 15.6              $  2.5        6.2X
--------------------------------------------------------------------------------

         Third quarter 2005 Property Sales revenue of $61.7 million was $50.1 million higher than the third quarter of 2004. Property Sales operating profit of $15.6 million was $13.1 million higher than the third quarter of 2004.

         Sales during the third quarter of 2005 consisted primarily of all 100 units at the company's Lanikea residential high-rise in Waikiki for $59 million and a Maui property for $2.5 million. A gain of $5.2 million also was recognized due to insurance proceeds received as a result of a February 2005 fire that destroyed much of the Kahului Shopping Center on Maui.

         There were comparatively few property sales in the third quarter of 2004. They consisted primarily of seven floors of a downtown Honolulu office condominium for $7.6 million and three Maui and Oahu commercial properties for $2.8 million.

--------------------------------------------------------------------------------
                                         Nine months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005                2004        Change
--------------------------------------------------------------------------------
  Revenue                           $ 122.2              $ 80.0         53%
  Operating Profit                  $  36.9              $ 34.9          6%
--------------------------------------------------------------------------------

         Nine months 2005 Property Sales revenue of $122.2 million was $42.2 million, or 53 percent, higher than the first nine months of 2004. Property Sales operating profit of $36.9 million was $2.0 million, or 6 percent, higher than the first nine months of 2004. Sales in both periods reflected Hawaii's broad real estate market strength. Nine months 2005 results also benefited from the $5.2 million insurance gain. Variations in profit margin result from the mix of properties sold.

         Sales during the first nine months of 2005 consisted primarily of the closings at Lanikea in Waikiki; Ontario Pacific Business Centre, in Ontario, Calif., for $17.8 million; the 80 percent balance of an installment sale of a 30-acre development parcel at Wailea, Maui; Northwest Business Center, in San Antonio, Texas, for $6.3 million; 5-1/2 floors at Alakea Corporate Tower, a Honolulu office condominium, for $5.5 million; an eight-acre residential resort development parcel at Wailea for $4.5 million; a commercial development parcel in Waikiki; three residential lots at Wailea Golf Vistas; three lots at Maui Business Park Phase I and three lots at Mill Town Center on Oahu.

         In the first nine months of 2004, sales consisted primarily of 33 commercial properties on Maui and Oahu that sold for a total of $24 million, including 8 lots at Maui Business Park and 22 lots at Mill Town Center on Oahu; three resort residential parcels at Wailea that sold for a total of $13.8 million; 15-1/2 floors at Alakea Corporate Tower for $17.4 million, and 28 residential lots, including 26 at Wailea Golf Vistas, for $23.2 million. In addition, 11 sales of homes at the Kai Lani joint venture on Oahu and three at Holo Holo Ku on the Big Island closed out those projects.

         Discontinued operations in the first nine months of 2005 included the Ontario Pacific Business Centre and Northwest Business Center, and the fee interest in a parcel on Maui. They also included the operating results of an office building on Maui and two office buildings in downtown Honolulu that the Company plans to sell within the next 12 months. The amounts reported as continuing and discontinued operations in prior quarters are restated each time a property is designated as discontinued.

FOOD PRODUCTS

--------------------------------------------------------------------------------
                                           Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005                 2004       Change
--------------------------------------------------------------------------------
  Revenue                            $ 34.6              $ 38.3       - 10%
  Operating Profit                   $ (0.1)             $  0.6         NA
--------------------------------------------------------------------------------
Tons Sugar Produced                  62,500              77,500       - 19%
--------------------------------------------------------------------------------

         Third quarter 2005 Food Products revenue in the third quarter of 2005 of $34.6 million was $3.7 million, or 10 percent, lower than in 2004. The decrease reflected lower sugar sales volume and lower prices of sugar, partially offset by higher electric power sales and higher molasses prices.

         Third quarter 2005 Food Products operating loss of $0.1 million was $0.7 million lower than the $0.6 million operating profit in the third quarter of 2004. The reduction was primarily the result of lower margins on sugar sales due to higher operating costs and lower raw sugar prices, a $1 million charge to reduce the carrying value of coffee inventories to fair market value, partially offset by the higher power sales and molasses prices.

--------------------------------------------------------------------------------
                                         Nine months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2005                2004        Change
--------------------------------------------------------------------------------
  Revenue                            $ 89.2              $ 80.6         11%
  Operating Profit                   $  9.2              $  3.5        2.6X
--------------------------------------------------------------------------------
Tons Sugar Produced                 140,300             142,400        - 1%
--------------------------------------------------------------------------------

         Nine months 2005 Food Products revenue of $89.2 million was $8.6 million, or 11 percent, higher than in 2004. Nine months 2005 Food Products operating profit of $9.2 million was $5.7 million, higher than that of the first nine months of 2004. Both revenue and operating profit benefited from a $5.5 million one-time, weather-related federal relief payment received during the first quarter.

CORPORATE EXPENSE, OTHER

         Third quarter 2005 corporate expenses of $5.8 million were $0.5 million, or 9 percent, higher than the third quarter of 2004. For the first nine months, corporate expense of $16.3 million was $2.0 million, or 14 percent higher. The increases in both periods were due primarily to increased amortization of restricted stock grants, increased professional services and legal expenses, higher charitable contributions, and higher personnel costs, partially offset by lower Sarbanes-Oxley related costs. An impairment loss of $2.2 million was recorded in the second quarter, reducing A&B's investment in C&H to its net realizable value.

BALANCE SHEET, CASH FLOW COMMENTS

         Working capital increased by $49 million since year-end 2004, primarily due to higher cash balances resulting from recent real estate sales. The $169 million increase in Property, Net and the $88 million increase in Long-Term Debt both reflect primarily the delivery of the new vessel.

         On the cash flow statements through September 30, the $74 million increase in Capital Expenditures reflects primarily the delivery of the new ship and active real estate construction. The $155 million net increase in Proceeds From Issuance of Debt reflects primarily the delivery of the new ship.

         Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about
A&B may be found at its web site: www.alexanderbaldwin.com.
                                  -------------------------
         Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.


                                  ALEXANDER & BALDWIN, INC.
                                  -------------------------
                     2005 and 2004 Third-Quarter and Nine-Months Results
                     ---------------------------------------------------

                                                        2005                        2004
                                                        ----                        ----
 Three Months Ended September 30:
 -------------------------------
 Revenue                                            $451,800,000                $381,200,000
 Income From Continuing Operations                   $35,100,000                 $24,200,000
 Discontinued Operations:  Properties(1)                $400,000                    $600,000
 Net Income                                          $35,500,000                 $24,800,000
 Basic Share Earnings
      Continuing Operations                                $0.80                       $0.57
      Net Income                                           $0.81                       $0.58
 Diluted Share Earnings
      Continuing Operations                                $0.80                       $0.57
      Net Income                                           $0.81                       $0.58
 Average Shares Outstanding                           43,700,000                  42,500,000
 Diluted Average Shares Outstanding                   44,200,000                  43,000,000

 Nine Months Ended September 30:
 -------------------------------
 Revenue                                          $1,208,500,000              $1,096,800,000
 Income From Continuing Operations                   $97,600,000                 $79,700,000
 Discontinued Operations:  Properties(1)              $5,000,000                  $2,300,000
 Net Income                                         $102,600,000                 $82,000,000
 Basic Share Earnings
      Continuing Operations                                $2.24                       $1.88
      Net Income                                           $2.35                       $1.93
 Diluted Share Earnings
      Continuing Operations                                $2.22                       $1.85
      Net Income                                           $2.33                       $1.91
 Average Shares Outstanding                           43,600,000                  42,500,000
 Diluted Average Shares Outstanding                   44,000,000                  43,000,000

(1) "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.



                                       Industry Segment Data, Net Income
                               (In Millions, Except Per Share Amounts, Unaudited)

                                                             Three Months Ended              Nine Months Ended
                                                             ------------------              -----------------
                                                                September 30,                   September 30,
                                                                -------------                   -------------
                                                            2005            2004            2005            2004
                                                            ----            ----            ----            ----
Revenue:
-------
  Transportation
      Ocean Transportation                            $    227.5       $   215.0      $    654.7      $    619.6
      Logistics Services                                   108.5            99.5           311.2           267.1
  Real Estate
      Leasing                                               23.3            20.9            66.6            62.1
      Sales                                                 61.7            11.6           122.2            80.0
      Less Amounts Reported In
         Discontinued Operations                            (1.7)           (2.3)          (29.8)           (7.6)
  Food Products                                             34.6            38.3            89.2            80.6
  Reconciling Items                                         (2.1)           (1.8)           (5.6)           (5.0)
                                                      ----------       ---------      ----------      ----------
      Total Revenue                                   $    451.8       $   381.2      $  1,208.5      $  1,096.8
                                                      ==========       =========      ==========      ==========

Operating Profit, Net Income:
----------------------------
  Transportation
      Ocean Transportation                            $     36.8       $    33.0      $    105.2      $     83.0
      Logistics Services                                     3.5             2.2            10.1             5.8
  Real Estate
      Leasing                                               11.4            10.1            32.6            28.8
      Sales                                                 15.6             2.5            36.9            34.9
      Less Amounts Reported In
         Discontinued Operations                            (0.7)           (1.0)           (8.2)           (3.7)
  Food Products                                             (0.1)            0.6             9.2             3.5
                                                      ----------       ---------      ----------      ----------
      Total Operating Profit                                66.5            47.4           185.8           152.3
  Write-down of C&H                                         (0.1)            -              (2.3)            -
  Interest Expense                                          (4.1)           (3.1)           (9.9)           (9.5)
  Corporate Expenses                                        (5.8)           (5.3)          (16.3)          (14.3)
                                                      ----------       ---------      ----------      ----------
      Income From Continuing Operations
         Before Income Taxes                                56.5            39.0           157.3           128.5
  Income Taxes                                             (21.4)          (14.8)          (59.7)          (48.8)
                                                      ----------       ---------      ----------      ----------
  Income From Continuing Operations                         35.1            24.2            97.6            79.7
      Discontinued Operations: Properties                    0.4             0.6             5.0             2.3
                                                      ----------       ---------      ----------      ----------

  Net Income                                          $     35.5       $    24.8      $    102.6      $     82.0
                                                      ==========       =========      ==========      ==========

  Basic Earnings Per Share, Continuing Operations     $     0.80       $    0.57      $     2.24      $     1.88
  Basic Earnings Per Share, Net Income                $     0.81       $    0.58      $     2.35      $     1.93

  Diluted Earnings Per Share, Continuing Operations   $     0.80       $    0.57      $     2.22      $     1.85
  Diluted Earnings Per Share, Net Income              $     0.81       $    0.58      $     2.33      $     1.91

  Average Shares                                            43.7            42.5            43.6            42.5
  Diluted Shares                                            44.2            43.0            44.0            43.0





                      Consolidated Balance Sheets
                      ---------------------------
                            (In Millions)


                                     September 30,            December 31,
                                     -------------            ------------
                                          2005                    2004
                                          ----                    ----
                                      (Unaudited)
ASSETS
Current Assets                        $       344             $       288
Investments                                   140                     111
Real Estate Developments                       49                      82
Property, Net                               1,302                   1,133
Capital Construction Fund                      64                      40
Other Assets                                  130                     124
                                      -----------             -----------
                  Total               $     2,029             $     1,778
                                      ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                   $       242             $       235
Long-Term Debt                                302                     214
Post-Retirement Benefit Obligs.                47                      45
Other Long-Term Liabilities                    40                      41
Deferred Income Taxes                         404                     339
Shareholders' Equity                          994                     904
                                      -----------             -----------
                  Total               $     2,029             $     1,778
                                      ===========             ===========




                  Consolidated Statements of Cash Flows
                  -------------------------------------
                              (In Millions)

                                                 Nine Months Ended
                                                 -----------------
                                                    September 30,
                                                    -------------
                                             2005                    2004
                                             ----                    ----
                                                    (Unaudited)

Operating Cash Flows                  $       232             $       124
Capital Expenditures                         (209)                   (135)
CCF Withdrawals/(Deposits), Net               (38)                    140
Proceeds From Issuance of
    (Payment of) Debt, Net                     77                     (78)
Dividends Paid                                (30)                    (29)
All Other, Net                                 16                       7
                                      -----------             -----------
Increase/(Decrease) In Cash           $        48             $        29
                                      ===========             ===========

Depreciation                          $       (62)            $       (59)
                                      ===========             ===========







                                   #####